EXHIBIT 99.1
HANMI FINANCIAL CORPORATION REPORTS
NET INCOME OF $15.3 MILLION FOR SECOND QUARTER OF 2007
     LOS ANGELES – July 26, 2007 – Hanmi Financial Corporation (NASDAQ:HAFC), the holding company for Hanmi Bank, reported that for the three months ended June 30, 2007, it earned net income of $15.3 million, an increase of 17.4 percent compared to net income of $13.1 million in the first quarter of 2007. Earnings per share were $0.31 (diluted), an increase of 19.2 percent compared to $0.26 per share (diluted) for the first quarter of 2007.
     “The sequential increase of $2.2 million in net income — to $15.3 million from $13.1 million in the prior quarter — points to continuing solid performance in our core operations, including a loan portfolio that grew by $191.0 million, or 6.7 percent, since the beginning of the year,” said Sung Won Sohn, Ph.D., President and Chief Executive Officer. “It points as well to the quality of the loan portfolio and the fact that the second-quarter provision for credit losses was only $3.0 million compared to $6.1 million in the first quarter.”
     “We grew our net interest income before provision for credit losses by $525,000, or 1.4 percent, compared to the first quarter, despite a modest decline in the net interest margin to 4.51 percent from 4.61 percent,” added Dr. Sohn. “This illustrates the state of the markets we serve, particularly the Southern California commercial real estate market: they present numerous business opportunities, but at the same time remain fiercely competitive.”
     “We anticipate that this competition — which is coming from mainstream banks as well as other Korean-American banks — will in the near term continue to put pressure on margins. With that understood,” concluded Dr. Sohn, “the message I would leave with investors is that while we will continue to focus on growth in assets and net interest income, our foremost concern will continue to be credit quality.”
SECOND-QUARTER HIGHLIGHTS
•	Net interest income before provision for credit losses was $38.6 million for the second quarter of 2007, compared to $38.1 million for the first quarter of 2007 and $38.4 million for the second quarter of 2006, reflecting a 2.4 percent and 7.8 percent, respectively, sequential increase in average interest-earning assets. Net interest margin for the second quarter of 2007 was 4.51 percent, compared to 4.61 percent for the first quarter of 2007 and 4.84 percent for the second quarter of 2006.
•	The loan portfolio increased by $191.0 million, or 6.7 percent, to $3.06 billion at June 30, 2007, compared to $2.86 billion at December 31, 2006, reflecting continued growth in commercial and industrial loans.
•	Non-performing loans increased by $3.1 million to $22.6 million, or 0.74 percent of the portfolio, at June 30, 2007, compared to $19.5 million, or 0.67 percent of the portfolio, at March 31, 2007. Loans over 30 days delinquent decreased from $37.3 million at March 31, 2007 to $32.0 million at June 30, 2007.
•	The provision for credit losses was $3.0 million for the second quarter of 2007, compared to $6.1 million for the first quarter of 2007 and $900,000 for the second quarter of 2006.
•	The allowance for loan losses was 1.05 percent, 1.08 percent and 0.98 percent of the gross loan portfolio at June 30, 2007, March 31, 2007 and June 30, 2006, respectively.
•	During the second quarter, the Company repurchased 923,800 of its shares at a cost of $15.9 million, or $17.19 per share.

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES
     Net interest income before provision for credit losses was $38.6 million for the second quarter of 2007, an increase of $525,000, or 1.4 percent, compared to $38.1 million for the first quarter of 2007, and an increase of $193,000, or 0.5 percent, compared to $38.4 million for the second quarter of 2006.
     The yield on the loan portfolio was 8.68 percent for the second quarter of 2007, a decrease of 12 basis points compared to 8.80 percent for the first quarter of 2007, and an increase of 3 basis points compared to 8.65 percent for the second quarter of 2006. The yield on investment securities was 4.40 percent for the second quarter of 2007, a decrease of 4 basis points compared to 4.44 percent for the first quarter of 2007, and the same as the second quarter of 2006.
     The yield on average interest-earning assets was 8.17 percent for the second quarter of 2007, a decrease of 6 basis points compared to 8.23 percent for the first quarter of 2007, and an increase of 11 basis points compared to 8.06 percent for the second quarter of 2006. The cost of interest-bearing liabilities was 4.92 percent for the second quarter of 2007, an increase of 5 basis points compared to 4.87 percent for the first quarter of 2007, and an increase of 55 basis points compared to 4.37 percent for the second quarter of 2006, as the competitive deposit rate environment continued to stabilize.
PROVISION FOR CREDIT LOSSES
     The provision for credit losses was $3.0 million for the second quarter of 2007, compared to $6.1 million for the first quarter of 2007 and $900,000 for the same quarter last year. In the second quarter of 2007, net charge-offs were $2.5 million, compared to $2.4 million for the first quarter of 2007 and $353,000 for the same quarter last year.
     The sequential decrease in the provision for credit losses is attributable primarily to decreased migration of loans into the Company’s more adverse risk rating categories and the resolution of certain non-performing loans in the second quarter.
     The sequential decrease in the provision for credit losses also reflects a reduced rate of increase in non-performing assets, which increased $4.2 million in the second quarter to a balance of $23.7 million at June 30, 2007, compared to an increase of $5.3 million to a balance of $19.5 million at March 31, 2007. Delinquent loans decreased to $32.0 million, or 1.05 percent of gross loans, at June 30, 2007 from $37.3 million, or 1.28 percent of gross loans, at March 31, 2007. While the level of non-performing assets and delinquent loans are indicators of the credit quality of the portfolio, the provision for credit losses is determined primarily on the basis of loan classifications and the Company’s historical loss experience with similarly situated credits.
NON-INTEREST INCOME
     Non-interest income increased by $705,000, or 7.1 percent, to $10.7 million for the second quarter of 2007, compared to $10.0 million for the first quarter of 2007, and increased by $2.0 million, or 23.4 percent, compared to $8.7 million for the second quarter of 2006. The increases in non-interest income are primarily attributable to increases in the amount of gain on sales of loans and increased insurance commissions as a result of the acquisition of two insurance agencies in the first quarter of 2007.
NON-INTEREST EXPENSES
     Non-interest expenses increased by $521,000, or 2.5 percent, to $21.5 million for the second quarter of 2007, compared to $21.0 million for the first quarter of 2007, and increased by $1.7 million, or 8.6 percent, compared to $19.8 million for the second quarter of 2006. Salaries and employee benefits decreased $979,000, or 8.3 percent, sequentially from $11.8 million for the quarter ended March 31, 2007 to $10.8 million for the quarter ended June 30, 2007 because of decreased accruals for incentive compensation. In addition, a larger percentage of payroll costs were capitalized as direct loan origination costs, as a result of higher loan volume, and the employer’s portion of payroll taxes decreased. Other operating expenses increased $648,000, or 23.2 percent, sequentially from $2.8 million for the quarter ended March 31, 2007 to $3.4 million for the quarter ended June 30, 2007 as the Company incurred increased deposit operations losses and increased the amortization and write-downs of loan servicing assets.

     The efficiency ratio (non-interest expenses divided by the sum of net interest income before provision for credit losses and non-interest income) for the second quarter of 2007 was 43.61 percent, compared to 43.64 percent for the first quarter of 2007 and 42.06 percent for the second quarter of 2006, reflecting the acquisitions of two insurance agencies in the first quarter of 2007.
PROVISION FOR INCOME TAXES
     The provision for income taxes reflects a 38.1 percent effective tax rate for the second quarter of 2007, compared to a 37.7 percent effective tax rate for the first quarter of 2007 and a 39.5 percent effective tax rate for the second quarter of 2006. The periodic effective tax rates reflect a stable level of Enterprise Zone and low-income housing tax credits in periods in which there were fluctuations in taxable income.
FINANCIAL POSITION
     Total assets were $3.87 billion at June 30, 2007, an increase of $145.7 million, or 3.9 percent, compared to $3.73 billion at December 31, 2006, and an increase of $247.2 million, or 6.8 percent, from the June 30, 2006 balance of $3.62 billion.
     At June 30, 2007, net loans totaled $3.02 billion, an increase of $186.3 million, or 6.6 percent, from $2.84 billion at December 31, 2006. Real estate loans increased by $21.1 million, or 2.0 percent, to $1.06 billion at June 30, 2007, compared to $1.04 billion at December 31, 2006, and commercial and industrial loans grew by $171.7 million, or 9.9 percent, to $1.90 billion at June 30, 2007, compared to $1.73 billion at December 31, 2006.
     The growth in total assets was funded primarily by an increase in FHLB advances and other borrowings of $109.7 million, up 64.9 percent to $278.8 million at June 30, 2007, compared to $169.0 million at December 31, 2006. In addition, deposits increased $28.4 million, up 1.0 percent to $2.97 billion at June 30, 2007 from $2.94 billion at December 31, 2006. The increase in deposits included increases in time deposits of $100,000 or more of $24.9 million, up 1.8 percent to $1.41 billion, in other time deposits of $13.2 million, up 4.5 percent to $308.7 million, and in money market checking accounts of $706,000, up 0.2 percent to $439.0 million, partially offset by decreases in noninterest-bearing demand deposits of $8.1 million, down 1.1 percent to $720.2 million, and in savings accounts of $2.2 million, down 2.3 percent to $97.0 million.
ASSET QUALITY
     Total non-performing assets, including loans 90 days or more past due and still accruing, non-accrual loans and other real estate owned (“OREO”) assets, increased by $9.5 million to $23.7 million at June 30, 2007 from $14.2 million at December 31, 2006, and increased by $11.6 million from $12.1 million at June 30, 2006. Non-performing loans as a percentage of gross loans increased to 0.74 percent at June 30, 2007 from 0.50 percent at December 31, 2006 and 0.43 percent at June 30, 2006.
     At June 30, 2007, delinquent loans were $32.0 million, or 1.05 percent of gross loans, compared to $19.6 million, or 0.68 percent of gross loans, at December 31, 2006, and $23.1 million, or 0.83 percent of gross loans, at June 30, 2006.
     At June 30, 2007, the Company maintained an allowance for loan losses of $32.2 million and a liability for off-balance sheet exposure, primarily unfunded loan commitments, of $1.7 million. The allowance for loan losses represented 1.05 percent of gross loans at June 30, 2007, compared to 0.96 percent and 0.98 percent at December 31, 2006 and June 30, 2006, respectively. As of June 30, 2007, the allowance for loan losses was 142.3 percent of non-performing loans, compared to 193.9 percent at December 31, 2006 and 224.5 percent at June 30, 2006.

ABOUT HANMI FINANCIAL CORPORATION
     Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 23 full-service offices in Los Angeles, Orange, San Francisco, Santa Clara and San Diego counties, and nine loan production offices in California, Colorado, Georgia, Illinois, Texas, Virginia and Washington. Hanmi Bank specializes in commercial, SBA, trade finance and consumer lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.
FORWARD-LOOKING STATEMENTS
     This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: general economic and business conditions in those areas in which we operate; demographic changes; competition for loans and deposits; fluctuations in interest rates; risks of natural disasters related to our real estate portfolio; risks associated with SBA loans; changes in governmental regulation; credit quality; our ability to successfully integrate acquisitions we may make; the availability of capital to fund the expansion of our business; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.
CONTACT

Hanmi Financial Corporation

Michael J. Winiarski	Stephanie Yoon
Chief Financial Officer	Investor Relations
(213) 368-3200	(213) 427-5631

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in Thousands)

	June 30,	December 31,	%	June 30,	%
	2007	2006	Change	2006	Change
ASSETS
Cash and Due from Banks	$98,020	$97,501	0.5%	$110,271	(11.1)%
Federal Funds Sold	23,800	41,000	(42.0)%	1,100	2,063.6%

Cash and Cash Equivalents	121,820	138,501	(12.0)%	111,371	9.4%

Term Federal Funds Sold	—	5,000	(100.0)%	—	—
Investment Securities	364,732	391,579	(6.9)%	410,050	(11.1)%
Loans:
Loans, Net of Deferred Loan Fees	3,055,921	2,864,947	6.7%	2,787,970	9.6%
Allowance for Loan Losses	(32,190)	(27,557)	16.8%	(27,250)	18.1%

Net Loans	3,023,731	2,837,390	6.6%	2,760,720	9.5%

Customers’ Liability on Acceptances	12,753	8,403	51.8%	11,057	15.3%
Premises and Equipment, Net	20,361	20,075	1.4%	20,312	0.2%
Accrued Interest Receivable	17,313	16,919	2.3%	14,899	16.2%
Other Real Estate Owned	1,080	—	—	—	—
Deferred Income Taxes	13,742	13,064	5.2%	11,681	17.6%
Servicing Asset	4,417	4,579	(3.5)%	4,302	2.7%
Goodwill	209,941	207,646	1.1%	207,646	1.1%
Other Intangible Assets	8,027	6,312	27.2%	7,461	7.6%
Federal Reserve Bank and Federal Home Loan Bank Stock	25,352	24,922	1.7%	24,603	3.0%
Bank-Owned Life Insurance	24,051	23,592	1.9%	23,146	3.9%
Other Assets	23,577	27,261	(13.5)%	16,401	43.8%

Total Assets	$3,870,897	$3,725,243	3.9%	$3,623,649	6.8%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-Bearing	$720,214	$728,348	(1.1)%	$778,445	(7.5)%
Interest-Bearing	2,252,932	2,216,367	1.6%	2,116,567	6.4%

Total Deposits	2,973,146	2,944,715	1.0%	2,895,012	2.7%
Accrued Interest Payable	23,343	22,582	3.4%	15,319	52.4%
Acceptances Outstanding	12,753	8,403	51.8%	11,057	15.3%
FHLB Advances and Other Borrowings	278,784	169,037	64.9%	156,872	77.7%
Junior Subordinated Debentures	82,406	82,406	—	82,406	—
Other Liabilities	14,431	10,983	31.4%	12,253	17.8%

Total Liabilities	3,384,863	3,238,126	4.5%	3,172,919	6.7%
Shareholders’ Equity	486,034	487,117	(0.2)%	450,730	7.8%

Total Liabilities and Shareholders’ Equity	$3,870,897	$3,725,243	3.9%	$3,623,649	6.8%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	%	June 30,	%	June 30,	June 30,	%
	2007	2007	Change	2006	Change	2007	2006	Change
INTEREST INCOME:
Interest and Fees on Loans	$65,212	$62,561	4.2%	$58,870	10.8%	$127,773	$112,017	14.1%
Interest on Investments	4,472	4,664	(4.1)%	5,013	(10.8)%	9,136	10,112	(9.7)%
Interest on Federal Funds Sold	176	726	(75.8)%	23	665.2%	902	312	189.1%
Interest on Term Federal Funds Sold	—	5	(100.0)%	—	—	5	—	—

Total Interest Income	69,860	67,956	2.8%	63,906	9.3%	137,816	122,441	12.6%

INTEREST EXPENSE:
Interest on Deposits	26,691	26,081	2.3%	21,921	21.8%	52,772	41,512	27.1%
Interest on FHLB Advances and Other Borrowings	2,919	2,171	34.5%	2,001	45.9%	5,090	2,615	94.6%
Interest on Junior Subordinated Debentures	1,660	1,639	1.3%	1,587	4.6%	3,299	3,062	7.7%

Total Interest Expense	31,270	29,891	4.6%	25,509	22.6%	61,161	47,189	29.6%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	38,590	38,065	1.4%	38,397	0.5%	76,655	75,252	1.9%
Provision for Credit Losses	3,023	6,132	(50.7)%	900	235.9%	9,155	3,860	137.2%

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	35,567	31,933	11.4%	37,497	(5.1)%	67,500	71,392	(5.5)%

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	4,438	4,488	(1.1)%	4,183	6.1%	8,926	8,414	6.1%
Insurance Commissions	1,279	1,125	13.7%	243	426.3%	2,404	396	507.1%
Trade Finance Fees	1,177	1,290	(8.8)%	1,116	5.5%	2,467	2,187	12.8%
Remittance Fees	520	471	10.4%	532	(2.3)%	991	1,020	(2.8)%
Other Service Charges and Fees	574	616	(6.8)%	614	(6.5)%	1,190	1,148	3.7%
Bank-Owned Life Insurance Income	229	230	(0.4)%	215	6.5%	459	433	6.0%
Increase in Fair Value of Derivatives	222	92	141.3%	109	103.7%	314	334	(6.0)%
Other Income	491	275	78.5%	345	42.3%	766	626	22.4%
Gain on Sales of Loans	1,762	1,400	25.9%	1,311	34.4%	3,162	2,150	47.1%
Gain on Sales of Securities Available for Sale	—	—	—	—	—	—	5	(100.0)%

Total Non-Interest Income	10,692	9,987	7.1%	8,668	23.4%	20,679	16,713	23.7%

NON-INTEREST EXPENSES:
Salaries and Employee Benefits	10,782	11,761	(8.3)%	10,691	0.9%	22,543	19,852	13.6%
Occupancy and Equipment	2,571	2,512	2.3%	2,670	(3.7)%	5,083	4,876	4.2%
Data Processing	1,665	1,563	6.5%	1,218	36.7%	3,228	2,647	21.9%
Advertising and Promotion	889	661	34.5%	811	9.6%	1,550	1,457	6.4%
Supplies and Communications	704	588	19.7%	576	22.2%	1,292	1,212	6.6%
Professional Fees	647	474	36.5%	492	31.5%	1,121	1,160	(3.4)%
Amortization of Other Intangible Assets	592	614	(3.6)%	605	(2.1)%	1,206	1,230	(2.0)%
Decrease in Fair Value of Embedded Option	196	—	—	112	75.0%	196	214	(8.4)%
Other Operating Expenses	3,444	2,796	23.2%	2,622	31.4%	6,240	4,889	27.6%

Total Non-Interest Expenses	21,490	20,969	2.5%	19,797	8.6%	42,459	37,537	13.1%

INCOME BEFORE PROVISION FOR INCOME TAXES	24,769	20,951	18.2%	26,368	(6.1)%	45,720	50,568	(9.6)%
Provision for Income Taxes	9,446	7,896	19.6%	10,428	(9.4)%	17,342	19,826	(12.5)%

NET INCOME	$15,323	$13,055	17.4%	$15,940	(3.9)%	$28,378	$30,742	(7.7)%

EARNINGS PER SHARE:
Basic	$0.32	$0.27	18.5%	$0.33	(3.0)%	$0.58	$0.63	(7.9)%
Diluted	$0.31	$0.26	19.2%	$0.32	(3.1)%	$0.58	$0.62	(6.5)%
WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	48,397,824	48,962,089		48,822,729		48,678,399	48,768,881
Diluted	48,737,574	49,500,312		49,404,204		49,110,835	49,366,709
SHARES OUTSTANDING AT PERIOD-END	47,950,929	48,825,537		48,908,580		47,950,929	48,908,580

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in Thousands)

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	%	June 30,	%	June 30,	June 30,	%
	2007	2007	Change	2006	Change	2007	2006	Change
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$3,014,895	$2,882,632	4.6%	$2,729,218	10.5%	$2,949,129	$2,638,822	11.8%
Average Investment Securities	375,598	386,688	(2.9)%	425,371	(11.7)%	381,113	431,440	(11.7)%
Average Interest-Earning Assets	3,429,123	3,350,245	2.4%	3,180,999	7.8%	3,414,585	3,109,051	9.8%
Average Total Assets	3,818,170	3,740,936	2.1%	3,570,389	6.9%	3,780,147	3,497,310	8.1%
Average Deposits	2,967,748	2,945,386	0.8%	2,832,218	4.8%	2,956,629	2,821,648	4.8%
Average Borrowings	304,744	251,594	21.1%	248,480	22.6%	278,316	193,691	43.7%
Average Interest-Bearing Liabilities	2,551,665	2,487,429	2.6%	2,341,481	9.0%	2,519,725	2,278,944	10.6%
Average Shareholders’ Equity	495,719	495,832	—	449,664	10.2%	497,444	443,507	12.2%
Average Tangible Equity	277,414	276,918	0.2%	232,802	19.2%	277,778	226,645	22.6%

PERFORMANCE RATIOS:
Return on Average Assets	1.61%	1.42%		1.79%		1.51%	1.77%
Return on Average Shareholders’ Equity	12.40%	10.68%		14.22%		11.50%	13.98%
Return on Average Tangible Equity	22.15%	19.12%		27.46%		20.60%	27.35%
Efficiency Ratio	43.61%	43.64%		42.06%		43.62%	40.82%
Net Interest Margin	4.51%	4.61%		4.84%		4.53%	4.88%

ALLOWANCE FOR LOAN LOSSES:
Balance at the Beginning of Period	$31,527	$27,557	14.4%	$26,703	18.1%	$27,557	$24,963	10.4%
Provision Charged to Operating Expense	3,181	6,374	(50.1)%	900	253.4%	9,555	3,860	147.5%
Charge-Offs, Net of Recoveries	(2,518)	(2,404)	4.7%	(353)	613.3%	(4,922)	(1,573)	212.9%

Balance at the End of Period	$32,190	$31,527	2.1%	$27,250	18.1%	$32,190	$27,250	18.1%

Allowance for Loan Losses to Total Gross Loans	1.05%	1.08%		0.98%		1.05%	0.98%
Allowance for Loan Losses to Total Non-Performing Loans	142.30%	161.55%		224.54%		142.30%	224.54%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at the Beginning of Period	$1,888	$2,130	(11.4)%	$2,130	(11.4)%	$2,130	$2,130	—
Provision Charged to Operating Expense	(158)	(242)	(34.7)%	—	—	(400)	—	—

Balance at the End of Period	$1,730	$1,888	(8.4)%	$2,130	(18.8)%	$1,730	$2,130	(18.8)%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED) (Continued)
(Dollars in Thousands)

	June 30,	December 31,	%	June 30,	%
	2007	2006	Change	2006	Change
NON-PERFORMING ASSETS:
Non-Accrual Loans	$22,442	$14,213	57.9%	$12,001	87.0%
Loans 90 Days or More Past Due and Still Accruing	179	2	8,850.0%	135	32.6%

Total Non-Performing Loans	22,621	14,215	59.1%	12,136	86.4%
Other Real Estate Owned	1,080	—	—	—	—

Total Non-Performing Assets	$23,701	$14,215	66.7%	$12,136	95.3%

Total Non-Performing Loans/Total Gross Loans	0.74%	0.50%		0.43%
Total Non-Performing Assets/Total Assets	0.61%	0.38%		0.33%
Total Non-Performing Assets/Allowance for Loan Losses	73.6%	51.6%		44.5%

DELINQUENT LOANS	$31,979	$19,616	63.0%	$23,084	38.5%

Delinquent Loans/Total Gross Loans	1.05%	0.68%		0.83%

LOAN PORTFOLIO:
Real Estate Loans	$1,062,460	$1,041,393	2.0%	$1,029,462	3.2%
Commercial and Industrial Loans	1,898,097	1,726,434	9.9%	1,663,449	14.1%
Consumer Loans	97,496	100,121	(2.6)%	98,974	(1.5)%

Total Gross Loans	3,058,053	2,867,948	6.6%	2,791,885	9.5%
Deferred Loan Fees	(2,132)	(3,001)	(29.0)%	(3,915)	(45.5)%
Allowance for Loan Losses	(32,190)	(27,557)	16.8%	(27,250)	18.1%

Loans Receivable, Net	$3,023,731	$2,837,390	6.6%	$2,760,720	9.5%

LOAN MIX:
Real Estate Loans	34.7%	36.3%		36.9%
Commercial and Industrial Loans	62.1%	60.2%		59.6%
Consumer Loans	3.2%	3.5%		3.5%

Total Gross Loans	100.0%	100.0%		100.0%

DEPOSIT PORTFOLIO:
Demand — Noninterest-Bearing	$720,214	$728,348	(1.1)%	$778,445	(7.5)%
Savings	97,019	99,254	(2.3)%	110,492	(12.2)%
Money Market Checking and NOW Accounts	438,973	438,267	0.2%	440,970	(0.5)%
Time Deposits of $100,000 or More	1,408,237	1,383,358	1.8%	1,287,257	9.4%
Other Time Deposits	308,703	295,488	4.5%	277,848	11.1%

Total Deposits	$2,973,146	$2,944,715	1.0%	$2,895,012	2.7%

DEPOSIT MIX:
Demand — Noninterest-Bearing	24.2%	24.7%		26.9%
Savings	3.3%	3.4%		3.8%
Money Market Checking and NOW Accounts	14.8%	14.9%		15.2%
Time Deposits of $100,000 or More	47.4%	47.0%		44.5%
Other Time Deposits	10.3%	10.0%		9.6%

Total Deposits	100.0%	100.0%		100.0%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID (UNAUDITED)
(Dollars in Thousands)

	For the Three Months Ended									For the Six Months Ended
	June 30, 2007			March 31, 2007			June 30, 2006			June 30, 2007			June 30, 2006
		Interest	Average		Interest	Average		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

INTEREST-EARNING ASSETS
LOANS:
Real Estate Loans:
Commercial Property	$769,112	$15,534	8.10%	$752,673	$15,168	8.17%	$761,626	$15,425	8.12%	$760,938	$30,702	8.14%	$747,442	$29,931	8.08%
Construction	215,760	5,137	9.55%	212,370	4,937	9.43%	179,588	4,286	9.57%	214,074	10,075	9.49%	170,293	8,052	9.54%
Residential Property	86,596	1,157	5.36%	85,022	1,097	5.23%	86,091	1,107	5.16%	85,813	2,254	5.30%	86,352	2,189	5.11%

Total Real Estate Loans	1,071,468	21,828	8.17%	1,050,065	21,202	8.19%	1,027,305	20,818	8.13%	1,060,825	43,031	8.18%	1,004,087	40,172	8.07%
Commercial and Industrial Loans	1,848,369	41,206	8.94%	1,736,530	38,769	9.05%	1,608,638	35,905	8.95%	1,792,760	79,973	9.00%	1,543,507	67,737	8.85%
Consumer Loans	97,175	2,016	8.32%	98,634	2,173	8.93%	97,169	2,081	8.59%	97,900	4,189	8.63%	95,079	3,964	8.41%

Total Loans — Gross	3,017,012	65,050	8.65%	2,885,229	62,144	8.74%	2,733,112	58,804	8.63%	2,951,485	127,193	8.69%	2,642,673	111,873	8.54%
Prepayment Penalty Income	—	162		—	417			66		—	580		—	144
Unearned Income on Loans, Net of Costs	(2,117)	—		(2,597)	—		(3,894)	—		(2,356)	—		(3,851)	—

Gross Loans, Net	$3,014,895	$65,212	8.68%	$2,882,632	$62,561	8.80%	$2,729,218	$58,870	8.65%	$2,949,129	$127,773	8.74%	$2,638,822	$112,017	8.56%

INVESTMENT SECURITIES:
Municipal Bonds	$72,284	$762	4.22%	$72,396	$764	4.22%	$73,061	$773	4.23%	$72,340	$1,526	4.22%	$73,414	$1,551	4.23%
U.S. Government Agency Securities	118,696	1,233	4.16%	118,267	1,256	4.25%	127,184	1,316	4.14%	118,483	2,489	4.20%	126,843	2,619	4.13%
Mortgage-Backed Securities	111,568	1,317	4.72%	118,899	1,404	4.72%	136,514	1,612	4.72%	115,213	2,721	4.72%	140,511	3,282	4.67%
Collateralized Mortgage Obligations	60,199	651	4.33%	64,208	697	4.34%	75,728	810	4.28%	62,193	1,348	4.33%	77,703	1,657	4.26%
Corporate Bonds	7,907	89	4.50%	7,869	90	4.57%	7,903	89	4.50%	7,888	179	4.54%	7,968	179	4.49%
Other Securities	4,944	84	6.80%	5,049	84	6.65%	4,981	83	6.67%	4,996	168	6.73%	5,001	168	6.72%

Total Investment Securities	$375,598	$4,136	4.40%	$386,688	$4,295	4.44%	$425,371	$4,683	4.40%	$381,113	$8,431	4.42%	$431,440	$9,456	4.38%

OTHER INTEREST-EARNING ASSETS:
Equity Securities (FHLB and FRB Stock)	$25,290	$336	5.31%	$25,008	$369	5.90%	$24,524	$330	5.38%	$49,833	$705	2.83%	$24,567	$655	5.33%
Federal Funds Sold	13,340	176	5.28%	55,528	726	5.23%	1,859	23	4.95%	34,317	902	5.26%	14,158	312	4.41%
Term Federal Funds Sold	—	—	—	389	5	5.14%	—	—	—	193	5	5.18%	—	—	—
Interest-Earning Deposits	—	—	—	—	—	—	27	—	3.64%	—	—	—	64	1	4.01%

Total Other Interest-Earning Assets	$38,630	$512	5.30%	$80,925	$1,100	5.44%	$26,410	$353	5.35%	$84,343	$1,612	3.82%	$38,789	$968	4.99%

TOTAL INTEREST-EARNING ASSETS	$3,429,123	$69,860	8.17%	$3,350,245	$67,956	8.23%	$3,180,999	$63,906	8.06%	$3,414,585	$137,816	8.14%	$3,109,051	$122,441	7.94%

INTEREST-BEARING LIABILITIES
INTEREST-BEARING DEPOSITS:
Savings	$99,457	$502	2.02%	$100,777	$461	1.86%	$112,341	$480	1.71%	$100,114	$963	1.94%	$115,036	$962	1.69%
Money Market Checking and NOW Accounts	432,408	3,666	3.40%	427,871	3,472	3.29%	484,039	3,638	3.01%	430,152	7,138	3.35%	501,735	7,352	2.95%
Time Deposits of $100,000 or More	1,411,099	18,778	5.34%	1,406,311	18,498	5.33%	1,223,118	14,869	4.88%	1,408,718	37,276	5.34%	1,195,348	27,653	4.67%
Other Time Deposits	303,957	3,745	4.94%	300,876	3,650	4.92%	273,503	2,934	4.30%	302,425	7,395	4.93%	273,134	5,545	4.09%

Total Interest-Bearing Deposits	$2,246,921	$26,691	4.76%	$2,235,835	$26,081	4.73%	$2,093,001	$21,921	4.20%	$2,241,409	$52,772	4.75%	$2,085,253	$41,512	4.01%

BORROWINGS:
FHLB Advances and Other Borrowings	$222,338	$2,919	5.27%	$169,188	$2,171	5.20%	$166,074	$2,001	4.83%	$195,910	$5,090	5.24%	$111,285	$2,615	4.74%
Junior Subordinated Debentures	82,406	1,660	8.08%	82,406	1,639	8.07%	82,406	1,587	7.72%	82,406	3,299	8.07%	82,406	3,062	7.49%

Total Borrowings	$304,744	$4,579	6.03%	$251,594	$3,810	6.14%	$248,480	$3,588	5.79%	$278,316	$8,389	6.08%	$193,691	$5,677	5.91%

TOTAL INTEREST-BEARING LIABILITIES	$2,551,665	$31,270	4.92%	$2,487,429	$29,891	4.87%	$2,341,481	$25,509	4.37%	$2,519,725	$61,161	4.89%	$2,278,944	$47,189	4.18%

NET INTEREST SPREAD			3.25%			3.36%			3.69%			3.25%			3.76%

NET INTEREST MARGIN			4.51%			4.61%			4.84%			4.53%			4.88%